EXHIBIT 99.3

SALUS THERAPEUTICS, INC.
UNAUDITED CONDENSED BALANCE SHEET
JUNE 30, 2003

2003
ASSETS

CURRENT ASSETS:
Cash	$91,980
Accounts receivable	535

Total current assets	92,515

PROPERTY AND EQUIPMENT - At cost:
Equipment	336,875
Furniture and fixtures	123,165
Software	7,836
Leasehold improvements	201,186

669,062
Less accumulated depreciation and amortization	(472,188)

196,874

OTHER ASSETS	6,475

TOTAL ASSETS	$295,864

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$58,138
Accrued expenses	79,596
Subordinated notes payable	375,000
Interest payable	4,438

Total current liabilities	517,172

COMMITMENTS (Note 3)

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK, $.005 par value ($1,000,000 liquidation preference), 2,000,000 shares authorized, issued and outstanding as of
June 30, 2003	1,000,000

SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK, $.005 par value ($5,048,604 liquidation preference), 6,775,333 shares authorized and 5,048,604 shares issued
and outstanding as of June 30, 2003	2,401,545

STOCKHOLDERS’ EQUITY:
Common stock, $.005 par value, 17,000,000 shares authorized and 5,000,000 shares
issued and outstanding as of June 30, 2003	25,000
Deferred compensation	(27)
Additional paid-in capital	73,141
Accumulated deficit	(3,720,967)

Total stockholders’ equity	(3,622,853)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$295,864

See notes to unaudited condensed financial statements.

SALUS THERAPEUTICS, INC.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2003 AND 2002

	2003	2002
REVENUES – GRANTS	$174,000	$209,400

OPERATING EXPENSES:

Research and development	511,218	361,646
General and administrative	347,808	312,852

Total operating expenses	859,026	674,498

LOSS FROM OPERATIONS	(685,026)	(465,098)

OTHER INCOME/(EXPENSE):
Interest income	419	330
Interest expense	(4,731)	(48,805)

Total other income/(expense)	(4,312)	(48,475)

NET LOSS	(689,338)	(513,573)
Accretion of Series B redeemable convertible preferred stock to
liquidation value	(330,882)	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,020,220)	$(513,573)

See notes to unaudited condensed financial statements.

Salus Therapeutics, Inc.
STATEMENT OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(689,338)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization	60,598
Amortization of deferred compensation expense	5
(Increase) decrease in assets:
Prepaid expenses	15,085
Accounts receivable	(535)
Increase (decrease) in liabilities:
Accounts payable	39,926
Accrued expenses	51,133
Interest payable	4,438

Net cash used in operating activities	(518,688)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(14,544)

Net cash provided by investing activities	(14,544)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under subordinated notes	375,000
Repayments under capital lease obligations	(22,525)

Net cash provided by financing activities	352,475

NET DECREASE IN CASH	(180,757)

CASH, BEGINNING OF PERIOD	272,737

CASH, END OF PERIOD	$91,980

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$4,731

Income taxes	$–

See notes to unaudited condensed financial statements.

Salus Therapeutics, Inc.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2003

(1)	Basis of Presentation

          The unaudited condensed financial statements of Salus Therapeutics, Inc., a Delaware corporation (“Salus” or the “Company”), presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and note disclosures required to be presented for complete financial statements. The accompanying financial statements reflect all adjustments (consisting only of normal recurring accruals), which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

          The unaudited condensed financial statements and related disclosures have been prepared with the presumption that users of the interim financial information have read or have access to the audited financial statements for the preceding fiscal year. Accordingly, these financial statements should be read in conjunction with the audited consolidated financial statements and the related notes thereto included in the Company’s annual financial statements for the fiscal year ended December 31, 2002. Results for the interim periods are not necessarily indicative of results for the full years.

Revenue Recognition

          Grant revenues are generated by grants from the National Institutes of Health. Grant revenue is recorded by the Company as it is earned under the terms of the agreement. As of June 30, 2003, the Company is recognizing revenue under a grant that expires in July 2003.

Research and Development

          All expenditures for research and development are charged to expense as incurred.

Stock Options

          The Company accounts for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees and complies with the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation. Under APB Opinion No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company’s stock and the exercise price. The Company accounts for stock options issued to non-employees in accordance with the provisions of SFAS No. 123, and Emerging Issues Task Force Consensus on Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The Company is amortizing deferred stock compensation using the graded vesting method, in accordance with Financial Accounting Standards Board Interpretation No. 28, over the vesting period of each respective option, which is generally four years.

          In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — Amendment of FASB Statement No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

          The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

	Six Months Ended June 30,
	2003	2002
Net loss, as reported	$(689,338)	$(513,573)
Equity related employee compensation expense included in
reported net loss, net of related tax effects	5	-
Total stock-based employee compensation expense determined
under fair values based method for all awards, net of
related tax effects	(1,512)	(1,299)

Pro forma net loss	$(690,845)	$(514,872)

Pro Forma Disclosure

          The fair value of options for the six months ended June 30, 2003 and 2002 has been estimated at the date of grant using the minimum value option pricing model with the following assumptions:

	Six Months Ended June 30,
	2003	2002
Risk-free interest rate	3.01%	4.66%
Dividend yield	--	--
Expected life (years)	5.0	5.0
Volatility	0.0%	0.0%

          All of the options issued during the six-month periods ended June 30, 2003 and 2002, were issued with an exercise price equal to market value on the date of grant. The weighted-average estimated fair value of stock options granted was $0.01 per share for the six-month periods ended June 30, 2003 and 2002.

Recent Accounting Pronouncements

          In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Liabilities, Equity, or Both. This limited scope statement prescribes changes to the classification of certain financial instruments including preferred securities issued in the form of shares that are mandatorily redeemable; that embody an unconditional obligation requiring the issuer to redeem them by transferring its assets at a specified or determinable date (or dates) or upon an event that is certain to occur. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has not completed the process of evaluating the impact that will result from the adoption of this statement and is therefore unable to disclose the impact the adoption will have on its financial position and results of operations.

          In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In particular, SFAS No. 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative discussed in paragraph 6(b) of SFAS No. 133, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying to conform it to language used in FIN 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,

and (4) amends certain other existing pronouncements. SFAS No. 149 is to be applied prospectively to contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. The Company believes that adopting this statement will not have a material impact on the Company’s results of operations, financial position or cash flows.

          In January 2003, the FASB issued Interpretation No. (“FIN”) 46, Consolidation of Variable Interest Entities. The Company has no arrangements that would be subject to this interpretation.

(2)	Subordinated Notes Payable

          In May 2003, a Series B stockholder loaned $125,000 to the Company in the form of a short-term subordinated convertible promissory note. The note bears interest at 8.0 percent and is due on May 6, 2004. On August 21, 2003, this note was converted into Series B redeemable convertible preferred stock and ultimately exchanged for Genta common stock as a result of the acquisition described in Note 4.

          In April 2003 and June 2003, a Series B stockholder loaned $250,000 to the Company in the form of a short-term subordinated convertible promissory note. The note bears interest at 8.0 percent and is due on July 2, 2003 and September 10, 2003, respectively. On August 21, 2003, this note was converted into Series B redeemable convertible preferred stock and ultimately exchanged for Genta common stock as a result of the acquisition described in Note 4.

(3)	Commitments and Contingencies

          In August 2003, the Company entered into a new lease agreement for office space totaling 11,178 square feet of space, at a rental cost of approximately $199,000 per year. The lease shall be for a period of five full lease years ending November 30, 2008. The Company will also be responsible for the tenant’s pro rata share of operating expenses.

(4)	Subsequent Event

          On August 21, 2003, the Company was acquired by Genta Incorporated, a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer, located in Berkeley Heights, New Jersey. Under the terms of the merger agreement, Genta issued approximately 1 million shares of its common stock with a fair value of approximately $13 million to Salus stockholders in exchange for all of the outstanding shares of Salus common stock, including those issued pursuant to the conversion of Salus’ preferred stock. Approximately thirty-five percent of the initial payment is held in escrow and will be released on the first anniversary of the acquisition, assuming no events of default occur as described in the merger agreement. Contingent upon the achievement of certain preclinical and clinical milestones, an additional $17 million may be paid in stock or cash at Genta’s option.